SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (date of earliest event reported): September 29, 2003

Xcel Energy Inc. (Exact name of registrant as specified in its charter)

Minnesota (State or other jurisdiction of incorporation)

1-3034	41-0448030

(Commission File Number)	(IRS Employer Identification No.)

800 Nicollet Mall, Minneapolis, MN	55402

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (612) 330-5500

(Former name or former address, if changed since last report)

Item 5. Other Events
SIGNATURES
EX-99.01 Excerpts from Offering Circular

Item 5. Other Events

In connection with a private placement of long-term debt by Northern States Power Company, a Wisconsin corporation and a wholly-owned subsidiary of Xcel Energy Inc. (the “Company”) Northern States Power Company has prepared an Offering Circular for distribution to the potential purchasers. The long-term debt to be issued by Northern States Power Company in the private placement will not be registered under the Securities Act of 1933, as amended and will not be offered or sold in the United States absent registration or an applicable exemption from registration requirements. Excerpts from the Offering Circular containing certain information regarding the Company and Northern States Power Company are attached as Exhibit 99.01.

Item 7.	Financial Statements and Exhibits.

Exhibits
99.01	Excerpts from Offering Circular of Northern States Power Company

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Xcel Energy Inc.

By: /s/ Benjamin GS Fowke III
Name: Benjamin GS Fowke III Title: Vice President and Treasurer

Dated: September 29, 2003